Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated May 5, 2017 relating to the combined financial statements and financial statement schedule of Venator (comprising the combined operations and legal entities of the Pigments & Additives division and certain other operations of Huntsman Corporation) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Houston, Texas

May 5, 2017